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Exhibit 99.4

AON CORPORATION
SEGMENTS AS RECLASSIFIED—EXCLUDING PREVIOUSLY REPORTED SPECIAL & UNUSUAL CHARGES

	2002
(millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services	$1,157	$1,215	$1,247	$1,354	$4,973
Consulting	233	248	269	304	1,054
Insurance Underwriting	649	750	718	684	2,801
Corporate & Other	49	(91)	12	24	(6)

Total Revenue	$2,088	$2,122	$2,246	$2,366	$8,822

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$189	$138	$191	$238	$756
Consulting	27	23	26	44	120
Insurance Underwriting	73	5	41	44	163
Corporate & Other	(13)	(153)	(59)	(48)	(273)

Total Income Before Income Taxes	$276	$13	$199	$278	$766

AON CORPORATION
SEGMENTS AS RECLASSIFIED—EXCLUDING PREVIOUSLY REPORTED SPECIAL & UNUSUAL CHARGES

	2001
(millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services	$1,052	$1,083	$1,030	$1,198	$4,363
Consulting	212	229	232	265	938
Insurance Underwriting	628	609	641	643	2,521
Corporate & Other	(81)	(4)	9	(70)	(146)

Total Revenue	$1,811	$1,917	$1,912	$2,036	$7,676

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$198	$190	$150	$193	$731
Consulting	25	30	29	49	133
Insurance Underwriting	69	83	90	85	327
Corporate & Other	(172)	(93)	(83)	(158)	(506)

Total Income Before Income Taxes	$120	$210	$186	$169	$685

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  Exhibit 99.4